[SEAL]  PRESCRIBED BY                                      CHARTER NO.________
        BOB TAFT, SECRETARY OF STATE                       APPROVED __________
        30 EAST BROAD STREET, 14th FLOOR                   DATE ______________
        COLUMBUS, OHIO 43266-0418                          FEE

                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                              CINCINNATI BELL INC.
-------------------------------------------------------------------------------
                              (Name of Corporation)

     JOHN T. LAMACCHIA                                                , who is:
----------------------------------------------------------------------
/ / Chairman of the Board  /X/ President  / / Vice President (Please check one.)

and WILLIAM H. ZIMMER                                                  , who is:
-----------------------------------------------------------------------
/X/ Secretary               / / Assistant Secretary  (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

/X/ a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 28, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 80.78% of the voting power of the corporation.

/ / in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

          FOURTH: The number of shares that the corporation is authorized to have outstanding is 480,000,000 common shares, $1.00 par value (classified as "Common Shares"),

          The remaining provisions of the presently existing Article FOURTH remain unchanged.

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this

                   ________________________ day of April, 1997.

By _________________________________     By ___________________________________
(Chairman, President, Vice President)         (Secretary, Assistant Secretary)

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.